Exhibit 99.1

For Immediate Release

Vivos Therapeutics Reports Second Quarter 2021 Financial Results
and Operational Update

Second Quarter Revenue Increased Over 37% Year-Over-Year and 30% Over Q1 2021

Management to Host Conference Call Today at 5:00 pm ET

HIGHLANDS RANCH, Colo., August 12, 2021 – Vivos Therapeutics, Inc. (“the Company”) (NASDAQ: VVOS), a medical technology company focused on developing and commercializing innovative diagnostic and treatment modalities for patients suffering from sleep-disordered breathing, including mild-to-moderate obstructive sleep apnea (OSA), today reported financial results and operating highlights for the second quarter and six months ended June 30, 2021.

Financial and Operating Highlights:

●	Revenue increased 37.5% to $4.5 million for the second quarter of 2021 and was $7.9 million for the six months ended June 30, 2021, compared to $3.3 million and $6.5 million for the three and six months ended June 30, 2020, respectively;

●	Revenue increased 30% in the second quarter of 2021 over revenue from the first quarter of 2021;

●	Gross profit was $3.6 million for the second quarter of 2021 and $6.3 million for the six months ended June 30, 2021, compared to gross profit of $2.7 million and $5.1 million for the comparable periods in 2020, respectively;

●	Gross margin was 81% for the second quarter of 2021, compared to 83% for the second quarter of 2020, and remained consistent at 79% for the first six months of both 2021 and 2020, reflecting high margin service revenues;

●	General and administrative expenses were $6.1 million for the second quarter of 2021 and $11.2 million for the six months ended June 30, 2021, compared to $3.5 million and $7.7 million for the three and six months ended June 30, 2020, respectively, reflecting Vivos’ investment in new personnel as well as public company costs and other general and administrative expenses;

●	Net loss was $4.0 million and $7.4 million for the three and six months ended June 30, 2021, compared to $1.4 million and $4.0 million for the comparable periods in 2020, respectively;

●	Cash and cash equivalents were $34.2 million at June 30, 2021;

●	During the second quarter of 2021, Vivos surpassed 19,000 total patients treated with the Vivos System;

●	In April 2021, Vivos appointed Mimi Guarneri, MD, FACC as an independent consultant serving in the role of Medical Director of Clinical Education. The Company also retained the services of Amy Osmond Cook, PhD and her team at Osmond Marketing to lead the Company’s marketing and sales efforts going forward;

●	In May 2021, the Company completed an underwritten follow-on offering of 4,600,000 shares of its common stock and the exercise in full of the underwriters’ option to purchase additional shares, for net proceeds of $25.4 million;

●	Also in May, the Company’s Founder and Chief Medical Officer, Dr. G. Dave Singh, DMD, Ph.D., DDSc., released a new book titled Pneumopedics and Craniofacial Epigenetics to help doctors and dentists better understand how to address underlying craniofacial conditions that affect a patient’s overall airway, breathing and sleep health;

●	Subsequent to quarter end, in July, the Company unveiled new data from an independent patient survey related to its proprietary Vivos treatment, showing nearly 97% of patients surveyed said that they had achieved their desired outcome from the Vivos treatment for their OSA;

●	Also in July, the Company announced results from a national study commissioned by the Company to assess patients’ airway function and OSA symptoms after undergoing the Vivos treatment. In the study, 28 percent of the 74 adult patients treated with the Company’s FDA Class 1 DNA appliance for certain orofacial anomalies reported no remaining OSA symptoms; and

●	Later in July, Vivos announced the opening of The Vivos Institute training center in Denver, Colorado. This 15,000-square-foot facility was established to provide advanced post-graduate education and training to dentists, dental teams and other healthcare providers from around the world in a live and hands-on setting.

“There are a number of key positive takeaways from our second quarter results,” said R. Kirk Huntsman, Vivos’ Chairman and CEO. “First, we achieved strong revenue results ahead of our internal forecasts and analysts’ estimates, although the year over year comparisons are somewhat augmented due to the impact of COVID last year.”

“Second, we have continued to focus on strategic sales and marketing initiatives, designed to introduce more healthcare and dental professionals to the benefits of the Vivos System. Chief among these initiatives was the launch of our VivoScore sleep apnea test, which our VIPs have utilized nearly 2,000 times with patients since launch. In a sample survey of nearly 60 VIP practices that converted over to VivoScore as their primary home sleep apnea test, the total number of VivoScore sleep tests performed was up over 300% versus prior period testing with alternative sleep apnea test technologies. This remarkable surge in sleep apnea testing means more dentists and sleep physicians are having dialogues with more candidates for Vivos System. It remains to be seen just how many of these patients will eventually start treatment with the Vivos System, but we are closely monitoring this process and working with dentists to help close cases where appropriate. Our business model is centered on treating sleep apnea via the dental community, and we believe more dentists talking with their patients about sleep apnea, and testing patients for sleep apnea, will lead to more dentists signing up as VIPs and more case starts with the Vivos System. Our second quarter results reflect the impact of these measures when compared to first quarter, with growing enrollments by new VIP dentists and sequential increases of 25% and 34% for products and services revenue, respectively. These strong results demonstrate the continuing recognition and adoption of the Vivos System by the dental community with growing awareness and support from medical doctors and other healthcare providers.”

“Third, in addition to our core business of enrolling new VIPs and increasing sales of appliances, we have begun to see revenue from other sources we have implemented, including from our recently launched MyoCorrect orofacial myofunctional therapy service and the beginnings of management fee revenue from our Medical Integration Division as well as some revenue from VivoScore (which we view principally as a marketing tool). While we just introduced these new revenue lines, demand has already surpassed our original expectations. Based on this, we believe these areas represent meaningful upside to our revenue potential as they build further momentum throughout the second half of this year and beyond. What’s more, we are constantly looking to develop new potential revenue sources as the good word spreads about Vivos and the Vivos System (as evidenced by our recently released patient data).”

“Fourth, we have recently begun an active outreach to the DSO industry. DSOs, or Dental Support Organizations, own and operate thousands of dental practices throughout the U.S. and Canada. Very few DSOs have successfully implemented a dental sleep management program, although several have tried. Our management team’s extensive DSO experience gives us a huge advantage in penetrating this market. Not only do we personally know the key players, but we have also specifically designed our model to seamlessly integrate and thrive within the corporate DSO environment. The initial response from the DSO community has been extremely positive, and we are working very closely with a number of these companies to initiate pilot tests within certain target markets.”

“In sum, we believe that the continuing formulation and implementation of our growth plans, supported by our augmented balance sheet after our follow-on public offering during the second quarter, leave us well placed to continue our growth during the balance of 2021 and into the following year. One cautionary note to our realization of these objectives would be the impact and disruption in dental patient access or uncertainty caused by a resurgence of COVID, which we are monitoring daily.”

Further information on Vivos’ financial results is included on the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Vivos’ financial performance are provided in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2021, which will be filed with the Securities and Exchange Commission (“SEC”). The full 10-Q report will be available on the SEC Filings section of the Investor Relations section of Vivos’ website at https://vivoslife.com/investor-relations/.

Business Updates

In April 2021, Vivos appointed Mimi Guarneri, MD, FACC as an independent consultant serving in the role of Medical Director of Clinical Education. Dr. Guarneri is widely acclaimed as a leading Integrative Cardiologist in America. She is Board-certified in Cardiovascular Disease, Internal Medicine, Nuclear Cardiology, and Integrative Holistic Medicine. Dr. Guarneri is a Founder and President of The Academy of Integrative Health and Medicine. She serves on the Founding Board of the American Board Physician Specialties in Integrative Medicine and is a Clinical Associate Professor at the University of California, San Diego. In addition to her responsibilities related to Vivos’ first Pneusomnia Center, Dr. Guarneri duties for the Company include the promotion and expansion of the Company’s Medical Integration Division.

On May 11, 2021, Vivos closed an underwritten follow-on public offering of 4,600,000 shares of its common stock. The offering consisted of 4,000,000 shares of its common stock, as well as an additional 600,000 shares pursuant to the exercise in full of the underwriters’ option to purchase additional shares of common stock, at a public offering price of $6.00 per share. The aggregate gross proceeds to Vivos from the public offering was $27.6 million prior to deducting underwriting discounts, commissions and other estimated offering expenses.

In July, the Company unveiled new data from an independent patient survey related to its proprietary Vivos treatment, showing nearly 97% of patients surveyed said that they had achieved their desired outcome from Vivos System treatment for their OSA. Other key findings included:

●	Over half (63%) of patients surveyed said that they rely on the advice of their dentist to find a lasting solution that addresses the root cause of their OSA; and

●	Nearly one-third (29%) of patients surveyed said that they searched for non-surgical alternatives to current standards of care for treating OSA.

Also in July, Vivos announced results from a national study commissioned by Vivos to assess patients’ airway function and OSA symptoms after undergoing the Vivos treatment. In the study, 28% of 74 adult patients treated with the Company’s FDA Class 1 DNA appliance for certain orofacial anomalies reported no remaining OSA symptoms, which is defined as patients having an Apnea Hypopnea Index (AHI) score of less than five post-treatment. This real world patient data was gathered from multiple sites and has been submitted to the U.S. Food and Drug Administration to be used as part of the Company’s process for obtaining 510k clearance for the DNA appliance to treat mild-to-moderate OSA.

On July 29, 2021, the Company announced the opening of The Vivos Institute training center in Denver, Colorado. The 15,000-square-foot facility was established to provide advanced post-graduate education and training to dentists, dental teams and other healthcare providers from around the world in a live and hands-on setting. The Institute’s emphasis will be on educating healthcare providers about OSA and Vivos’ treatments for OSA within their practice areas, along with training on Vivos’ related practice management tools for dentists.

Conference Call

The Company will conduct a conference call today, August 12, 2021 at 5:00 p.m. (Eastern Time) to review the second quarter results as well as provide an overview of the Company’s recent milestones and growth strategy.

To access the conference call, please dial (888) 204-4368, or for international callers, (720) 543-0214. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 3460553. The replay will be available until August 26, 2021.

A live webcast of the conference call can be accessed on Vivos’ website at https://vivoslife.com/investor-relations/. An online archive of the webcast will be available on the Company’s website for 30 days following the call.

About Vivos Therapeutics, Inc.

Vivos Therapeutics Inc. (NASDAQ: VVOS) is a medical technology company focused on developing and commercializing innovative diagnostic and treatment modalities for adult patients suffering from sleep-disordered breathing, including obstructive sleep apnea (OSA). The Vivos treatment for mild-to-moderate OSA involves a customized oral appliance and protocols called the Vivos System. Vivos believes that its Vivos System oral appliance technology represents the first clinically effective non-surgical, non-invasive, non-pharmaceutical and cost-effective solution for people with mild-to-moderate OSA. Vivos also sells orthodontic appliances for adults and children. Vivos’ oral appliances have proven effective in over 19,000 patients worldwide by more than 1,250 dentists. Combining technologies and protocols that alter the size, shape, and position of the tissues of a patient’s upper airway, the Vivos System opens airway space and may significantly reduce symptoms and conditions associated with mild-to-moderate OSA, such as lowering Apnea Hypopnea Index scores. Vivos also markets and distributes VivosScore, powered by the SleepImage diagnostic technology for Home Sleep Testing in adults and children. The Vivos Integrated Practice (VIP) program offers dentists training and other value-added services in connection with using the Vivos System.

For more information, visit www.vivoslife.com.

Cautionary Note Regarding Forward-Looking Statements

This press release, the earnings call referred to herein, and statements of the Company’s management made in connection therewith contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events, particularly with respect to the public offering described herein. Words such as “may”, “should”, “expects”, “projects,” “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond Vivos’ control. Actual results (including the Company’s future results of operations) may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in Vivos’ filings with the Securities and Exchange Commission (“SEC”). Vivos’ filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, Vivos expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Vivos’ expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Investor Relations Contact:

Edward Loew

Investor Relations Officer

(602) 903-0095

ed@vivoslife.com

Media Relations Contact:

Caitlin Kasunich / Jenny Robles

KCSA Strategic Communications

(212) 896-1241 / (917) 420-1444

ckasunich@kcsa.com / jrobles@kcsa.com

-Tables Follow-

VIVOS THERAPEUTICS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS

Current assets
Cash and cash equivalents	$34,198,319	$18,205,668
Accounts receivable, net	3,460,655	1,430,890
Current portion of note receivable – related party	56,732	84,696
Prepaid expenses and other current assets	1,672,949	673,061
Total current assets	39,388,655	20,394,315

Property and equipment, net	2,291,155	871,597
Intangible assets, net	412,513	270,121
Note receivable, net - related party	846,214	810,635
Goodwill	2,843,123	2,671,434
Deposits	374,648	309,367
Total assets	$46,156,308	$25,327,469

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable	$1,298,751	$781,364
Accounts payable – related party	-	1,500,000
Accrued expenses	2,635,924	1,736,721
Contract liability	4,114,574	2,937,992
Current portion of long-term debt	1,265,067	866,972
Total current liabilities	9,314,316	7,823,049

Long-term debt, net of current portion	-	423,095
Deferred rent	358,395	163,966
Total liabilities	9,672,711	8,410,110

Commitments and contingencies

Convertible Redeemable Preferred Series A Preferred Stock - $0.0001 par value, 50,000,000 authorized, none issued and outstanding at June 30, 2021 and December 31, 2020, respectively	-	-

Stockholders’ equity
Preferred Stock Series B, nonvoting - $0.0001 par value, 1,200,000 authorized, none issued and outstanding at June 30, 2021 and December 31, 2020, respectively	-	-
Common Stock $0.0001 par value, 200,000,000 shares authorized, 22,812,119 and 18,209,452 issued and outstanding at June 30, 2021 and December 31, 2020, respectively	2,282	1,821
Additional paid-in capital	79,257,813	52,250,266
Accumulated deficit	(42,776,499)	(35,334,728)
Total stockholders’ equity	36,483,596	16,917,359)
Total liabilities and stockholders’ equity	$46,156,308	$25,327,469

VIVOS THERAPEUTICS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Revenue
Product revenue	$1,736,593	$646,535	$3,123,696	$2,139,432
Service revenue	2,760,163	2,624,653	4,820,941	4,328,263
Total revenue	4,496,756	3,271,188	7,944,637	6,467,695
Cost of sales (exclusive of depreciation and amortization shown separately below)	872,651	544,846	1,630,647	1,325,302

Gross profit	3,624,105	2,726,342	6,313,990	5,142,393

Operating expenses
General and administrative	6,092,535	3,460,841	11,151,668	7,693,812
Sales and marketing	1,398,050	502,190	2,258,210	1,062,026
Depreciation and amortization	194,769	180,639	372,266	361,607
Total operating expenses	7,685,354	4,143,670	13,782,144	9,117,445

Operating loss before interest (expense) income	(4,061,249)	(1,417,328)	(7,468,154)	(3,975,052)

Interest expense	(251)	(18,067)	(333)	(61,790)
Interest income	18,971	21,723	26,716	42,603

Net loss	(4,042,529)	(1,413,672)	(7,441,771)	(3,994,239)

Preferred stock accretion	-	(250,000)	-	(500,000)

Net loss attributable to common stockholders	$(4,042,529)	$(1,663,672)	$(7,441,771)	$(4,494,239)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.19)	$(0.13)	$(0.38)	$(0.36)

Weighted average number of shares of Common Stock outstanding (basic and diluted)	20,738,021	12,486,973	19,482,056	12,531,141